SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  October 16, 1997

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  26025 Mureau Road
                                        Calabasas, CA 91302

Registrant's Telephone Number, Including Area Code:  (818) 878-7711

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)    Previous independent accountants

(i) On October 15, 1997, after completion of the March 31, 1997 fiscal year audit, Price Waterhouse LLP, the Company's former independent accountants, in a letter addressed to the Company's Chairman and CEO with a copy to the Chief Accountant at the SEC, confirmed that the client - auditor relationship between The Diana Corporation and Price Waterhouse LLP had ceased. During the third quarter of fiscal 1997, ending on January 4, 1997, the Company announced a restructuring plan to concentrate its resources on one line of business (communications switching) via its holdings in Sattel Communications LLC, and to discontinue, from an accounting standpoint, and to divest its other holdings. Its largest subsidiary, Atlanta Provision Company, Inc., was sold in February 1997. The Company subsequently moved its headquarters to Calabasas, California from Milwaukee, Wisconsin. The remaining two discontinued operations are to be sold before March 31, 1998. The change in both scope and size of annual revenues (from over $200,000,000 to approximately $10,000,000) going forward as well as the change in management and locations (now the former Sattel management in California) led to the cessation of the client - auditor relationship between Price Waterhouse LLP and the Company.

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(ii)   The reports of Price Waterhouse LLP on the financial
       statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as to the uncertainties noted in the Report of Independent Accountants filed with the Registrant's Form 10-K dated September 22, 1997.

(iii)  The Registrant's Audit Committee members and the Company's
       Chief Accounting Officer, have begun the process of searching for a new independent accounting firm. The
       Company's audit committee was not involved by Price
       Waterhouse LLP regarding its decision to end the client - auditor relationship with the Registrant.

(iv) Except as mentioned below, in connection with its audits for the two most recent fiscal years and through October 15, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

       During the audit of the fiscal 1997 financial statements a difference of opinion arose relating to the audit procedures necessary with respect to certain customer sales, including CNC. This initial disagreement was resolved to Price Waterhouse LLP's satisfaction. The Audit Committee discussed the subject matter of this disagreement with Price Waterhouse LLP. The Company has authorized Price Waterhouse LLP to respond fully to the inquiries of its successor auditors concerning the subject matter of this disagreement.

(v) During the two most recent fiscal years and through October 15, 1997, the Registrant's management believes that there have been no reportable events (as defined in Regulation S-K
       Item 304(a)(1)(v)).

       The Registrant has requested that Price Waterhouse LLP furnish it with a letter as promptly as possible addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter will be filed by amendment to this Form 8-K within two business days of receipt.

(b)    New independent accountants

(i)    The Registrant will file a separate current report on Form
       8-K once it has engaged its new independent accountants.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE DIANA CORPORATION
                                    (Registrant)


Date:  October 23, 1997             /s/ Brian Robson
                                    Vice President and Controller